FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the "**Amendment**") is dated effective as of the 4th day of March, 2016 (the "**Effective Date**"), by and between **THE MINT LEASING NORTH, INC.**, a Texas corporation (the "**Borrower**"), **VJ HOLDING COMPANY, L.L.C.**, a Texas limited liability company (the "**Corporate Guarantor**"), **JERRY PARISH** and **SUSAN PARISH**, husband and wife (the "**Individual Guarantors**")(the Corporate Guarantor and the Individual Guarantors hereinafter collectively referred to as the "**Guarantors**," and together with the Borrower, the "**Credit Parties**"), and **TCA GLOBAL CREDIT MASTER FUND, LP**, a Cayman Islands limited partnership (the "**Lender**").

RECITALS

WHEREAS, the Credit Parties and the Lender executed that certain Credit Agreement dated as of December 31, 2014, but made effective as of February 6, 2015 (such Credit Agreement, together with all renewals, extensions, future advances, amendments, modifications, substitutions, or replacements thereof, sometimes collectively referred to as the "**Credit Agreement**); and

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered to Lender that certain Promissory Note dated as of December 31, 2014, but made effective as of February 6, 2015, evidencing a Loan under the Credit Agreement in the amount of One Million and No/100 Dollars ($1,000,000) (the "**Note**"); and

WHEREAS, in connection with the Credit Agreement and the Note, the Credit Parties executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the Loan Documents; and

WHEREAS, in connection with the Credit Agreement, the Corporate Guarantor executed and delivered to Lender that certain Deed of Trust, Mortgage, Security Agreement, Financing Statement and Fixture Filing dated as of December 31, 2014, but made effective as of February 6, 2015 and recorded on February 20, 2015 in the public records of Harris County, Texas under File No. 20150069762 (the "**Deed of Trust**"); and

WHEREAS, the Credit Parties' obligations under the Credit Agreement and the Note are secured by the following, all of which are included within the Loan Documents: (i) the Deed of Trust; (ii) the Security Agreement; (iii) the Personal Guaranty Agreement; (iv) the Corporate Guaranty Agreement; (v) the Validity Certificate; and (vi) UCC-1 Financing Statements naming the Borrower and Corporate Guarantor as debtors, and Lender, as secured party (the "**UCC-1's**"), among other Loan Documents; and

WHEREAS, the Credit Parties desire to enter into certain agreements with respect to the Credit Agreement and the Loan Documents, all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Outstanding Balance. The Credit Parties acknowledge that the aggregate amount of all Obligations due and owing under the Credit Agreement and Note as of January 14, 2016, is $1,045,254.03 (the "**Outstanding Balance**"). The Outstanding Balance is comprised of: (i) principal, accrued and unpaid interest, accrued and unpaid Premium, and other fees due under the Credit Agreement and other Loan Documents, as of January 14, 2016, in the amount of $645,254.03 (the "**Principal Obligations**"); and (ii) amounts outstanding, due and owing in connection with Advisory Fees due under the Credit Agreement in the aggregate amount of $400,000 (the "**Advisory Fee Obligations**"). The Outstanding Balance, and the Principal Obligations, shall be subject to adjustment for interest and other fees accrued under the Credit Agreement and other Loan Documents since January 14, 2016.

5. Partial Prepayment. The Borrower shall, simultaneously with the execution of this Amendment, make a partial prepayment of the Outstanding Balance by paying to Lender the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "**Partial Prepayment**"), by wire transfer to an account designated by Lender. The Partial Prepayment shall be credited by Lender towards the Principal Obligations in accordance with the terms of the Credit Agreement and the Note, first to any costs, fees and expenses due or incurred under the Credit Agreement, this Amendment or the Loan Documents, second to payment of accrued and unpaid Premium, third to accrued and unpaid interest, and last to reduce the outstanding principal balance of the Note. After the receipt of the Partial Prepayment by Lender and application thereof as herein contemplated, the remaining amount of the Principal Obligations shall continue to accrue interest and Premium at the rates specified in the Credit Agreement and the Note.

6. Remaining Borrower Payments.

(a) Notwithstanding anything contained in the Credit Agreement or Note to the contrary, the Borrower and Lender agree that after the Partial Prepayment is received and applied by the Lender as hereby contemplated, and after Lender receives the New Personal Guaranty and the other conditions in this Amendment are satisfied, the Borrower shall not be obligated to make any additional periodic payments to Lender under the terms of the Payment Schedule attached to the Note as **Exhibit "A"**. Rather, all Obligations due under the Credit Agreement and other Loan Documents, including: (i) the Principal Obligations (as same are remaining after payment and application of the Partial Prepayment); (ii) the Advisory Fee Obligations; (iii) all other fees, costs and expenses due under the Credit Agreement, this Amendment, and the other Loan Documents; (iv) all accrued and unpaid Premium on the remaining Principal Obligations; and (v) all accrued and unpaid interest on the remaining Principal Obligations, shall be due and payable in full on a date that is twelve (12) months from the Effective Date of this Amendment (such date being referred to as the "**Revised Maturity Date**" and the payment of all such Obligations due and payable on the Revised Maturity Date being hereinafter referred to as the "**Loan Payoff**"). The Borrower shall make the Loan Payoff to Lender on the Revised Maturity Date by wire transfer to an account designated by Lender. In the event that the Revised Maturity Date is not a Business Day, the Loan Payoff will be due on the first Business Day thereafter occurring.

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(b) The Lender acknowledges that, pursuant to the terms of the Credit Agreement, The Mint Leasing, Inc., a Nevada corporation ("**ML-Nevada**") issued 1,739,130 shares of its Common Stock to the Lender, as Advisory Fee Shares, subject to the terms of the Credit Agreement. In this regard, the Lender agrees that, commencing on the Effective Date, Lender shall use its good faith and commercially reasonable efforts to sell shares of such Common Stock in the Principal Trading Market, subject, however, to limitations on such sales, as determined by Lender in its sole discretion, which limitations include market forces and factors, the availability of buyers for the Common Stock, securities laws limitations, and other similar factors and limitations; and further provided, however, that failure by Lender to sell any shares of such Common Stock shall in no way limit, restrict, impair, abrogate, or otherwise negatively affect any rights and remedies that Lender may have under the Credit Agreement and other Loan Documents. To the extent the Lender sells any of such shares of Common Stock in the Principal Trading Market, the net proceeds (net of any and all brokerage commissions and other fees and costs incurred by Lender in undertaking such sales) from such sales shall be credited towards the outstanding Advisory Fee Obligations. In this regard, on the Revised Maturity Date, or otherwise at the request of Borrower (provided that any request beyond the first request may incur fees for such additional requests), the Lender shall provide the Borrower with a payoff statement (the "**Payoff Statement**"), which Payoff Statement shall include the amount of the Loan Payoff, as specified in Section 6(a) above, and which Payoff Statement shall show a credit to the Loan Payoff for the net proceeds received by the Lender from the sale of the Advisory Fee Shares, if any. After the Loan Payoff is received by the Lender, any Advisory Fee Shares remaining in Lender's possession shall be returned by Lender to ML-Nevada.

7. Release of Corporate Guarantor and Deed of Trust. In consideration of the Borrower making the Partial Prepayment, the Lender agrees that, upon receipt of the Partial Prepayment and the New Personal Guaranty, and satisfaction of the other conditions in this Amendment, then: (i) the Corporate Guaranty Agreement shall be deemed terminated and of no further force and effect, and Corporate Guarantor shall be deemed released from all of its Obligations under the Credit Agreement and other Loan Documents under which Corporate Guarantor may be bound, including the Corporate Guaranty Agreement; and (ii) Lender shall execute and deliver to Borrower a release of the Deed of Trust to be recorded in the public records of Harris County, Texas. Except for the property encumbered by the Deed of Trust, which shall be released from the Collateral as hereby contemplated, all remaining Obligations of the Credit Parties (excluding the Corporate Guarantor) under the Credit Agreement and all other Loan Documents shall continue to be secured by the Security Agreement, the New Personal Guaranty, the Validity Certificate, the UCC-1's, and all other Loan Documents.

8. Revised Personal Guaranty. Simultaneously with this execution of the Amendment, Susan Parish, the Individual Guarantor's wife, and the Individual Guarantor, jointly and severally as husband and wife, shall execute a new personal guaranty in substantially the same form as, and in replacement of, the Personal Guaranty Agreement (the "**New Personal Guaranty**"), pursuant to which both of them become joint and several guarantors for the Obligations. This Amendment shall not be effective unless and until the New Personal Guaranty has been fully executed and delivered by Susan Parish and the Individual Guarantor to Lender. From and after the execution and delivery of the New Personal Guaranty, the term "Individual Guarantor," as used in any of the Loan Documents, shall thereafter be automatically revised to the term "Individual Guarantors," and such defined term shall mean and refer to Jerry Parish and Susan Parish, as husband and wife.

9. ML – Nevada Transaction; Additional Advisory Fees.

(a) Future ML-Nevada Transaction. The Lender and the Credit Parties agree and acknowledge that ML-Nevada has requested, and the Lender is amenable to providing, a new loan to ML-Nevada (or a newly created Subsidiary of ML – Nevada) in the original principal amount of Two Million and No/Dollars ($2,000,000.00) (the "**ML-Nevada Transaction**"); provided, however, the Lender and the Credit Parties further acknowledge that the ML-Nevada Transaction cannot be consummated at this time because a variety of conditions precedent thereto have not been satisfied, including settlement of pending litigation by Raven Asset-Based Opportunity Fund I, LP against ML-Nevada (the "**Raven Litigation**"), and certain details that are yet to be worked out and agreed upon relating to a proposed transaction between ML-Nevada and the Nissan car company or its Affiliates, or any other third-party car company reasonably acceptable to Lender. In this regard, on the Effective Date of this Amendment, the Lender shall deposit Two Million and No/Dollars ($2,000,000.00) (the "**ML-Nevada Escrow Sums**") with its counsel, David Kahan, P.A. ("**Escrow Agent**"). Over the one hundred eighty (180) day period following the Effective Date of this Amendment, the Lender and the Credit Parties shall work together in good faith to resolve the conditions precedent to allow them to proceed with the ML-Nevada Transaction, and to otherwise structure the ML-Nevada Transaction in a manner that is mutually agreeable to Lender and ML-Nevada. Such ML-Nevada Transaction shall be subject to such final and definitive agreements as may be mutually agreed upon in good faith between Lender, ML-Nevada, and other applicable Persons (the "**Definitive ML-Nevada Agreements**"), and subject to any such final Definitive ML-Nevada Agreements, the Escrow Agent shall disburse the ML-Nevada Escrow Sums as may be agreed upon in any such final Definitive ML-Nevada Agreements between Lender and ML-Nevada. In the event the ML-Nevada Transaction is not closed by a date that is one hundred eighty (180) days after the Effective Date of this Amendment (provided that any required settlement of the Raven Litigation to allow the ML-Nevada Transaction to proceed must be fully executed, delivered, and otherwise binding and enforceable by no later than one hundred fifty (150) days from the Effective Date of this Amendment), then Escrow Agent is hereby authorized to release the ML-Nevada Escrow Sums to Lender. The Credit Parties hereby agree and acknowledge that, notwithstanding that this Section 9(a) provides for the opportunity to enter into Definitive ML-Nevada Agreements in the future: (i) Lender has no obligation of any nature or kind whatsoever to enter into Definitive ML-Nevada Agreements (although Lender has agreed hereunder to negotiate in good faith with Borrower and ML-Nevada towards that end, provided the various conditions precedent thereto are satisfied and resolved, including the Raven Litigation, in a manner acceptable to Lender); (ii) the Credit Parties did not enter into this Amendment based on any promise, express or implied, by Lender or any of its agents or representatives, or based on any expectation by any of the Credit Parties, that Definitive ML-Nevada Agreements will be executed and entered into between the Lender and the ML-Nevada; and (iii) each of the Credit Parties hereby fully and unconditionally waives any and all claims, counterclaims, and defenses any of them may have based on any argument that Lender had any obligation or otherwise promised to enter into the Definitive ML-Nevada Agreements. In this regard, the Credit Parties acknowledge and understand that the placing of the ML-Nevada Escrow Sums with Escrow Agent is only for purposes of evidencing Lender's agreement to explore the ML-Nevada Transaction in good faith, but otherwise the ML-Nevada Escrow Sums are and shall at all times be the sole and exclusive property of the Lender, and the Credit Parties acknowledge and agree that, unless and until final Definitive ML-Nevada Agreements are fully executed by all applicable parties thereto, none of the Credit Parties, nor ML-Nevada, shall have, or be deemed or construed to have, any rights or claims of any nature or kind whatsoever in and to the ML-Nevada Escrow Sums, or any portion thereof.

(b) Additional Advisory Fees. The Borrower hereby acknowledges that it has obligations to the Lender for advisory services provided by the Lender to the Borrower prior to the Effective Date of this Amendment. In consideration of such previously provided advisory services, and in consideration for agreeing to place the ML-Nevada Escrow Sums with Escrow Agent and pursue the ML-Nevada Transaction in good faith, as well as in consideration for accepting the Partial Prepayment

and releasing the Corporate Guarantor and Deed of Trust in accordance with the terms hereof, the Borrower agrees to pay the Lender an additional advisory fee in the amount of Two Million Dollars ($2,000,000) (the "**Additional Advisory Fee**"). The Additional Advisory Fee shall be due and payable in full, and for cash, on the earlier to occur of: (i) the Revised Maturity Date; or (ii) the occurrence of an Event of Default; provided, however, in the event that the ML-Nevada Transaction is completed, then the Lender and the Borrower agree to negotiate in good faith to have the Additional Advisory Fee revised as part of the ML-Nevada Transaction, so that such Additional Advisory Fee would be payable thereafter through the issuance of common stock of ML-Nevada (rather than for cash as hereby contemplated), as may be mutually agreed upon between Lender and ML-Nevada in the definitive agreement for the ML-Nevada Transaction (provided that if the ML-Nevada Transaction is not consummated, and/or no definitive agreements are reached with respect to the Additional Advisory Fee as part of the definitive agreements for the ML-Nevada Transaction, then the Additional Advisory fee shall remain due and payable in full and for cash on the Revised Maturity Date, as hereby contemplated); and further provided, however, the Borrower acknowledges that any agreement that may be reached between Lender and ML-Nevada in the definitive agreements for the ML-Nevada Transaction relating to the issuance of common stock of ML-Nevada as payment for the Additional Advisory Fee may only be possible and agreeable to Lender if there is a sufficient market for such common stock at such time, in Lender's discretion, and any such agreements shall include, at a minimum, make-whole rights and adjustments in form customary for Lender's typical lending transactions, and provisions that require that any such common stock issued in payment of the Additional Advisory Fee be redeemed for cash upon maturity or earlier default of the ML-Nevada Transaction. The Lender agrees that, if Definitive ML-Nevada Agreements are entered into, such agreements shall include a clause that any shares of common stock of ML-Nevada issued towards payment of the Additional Advisory Fee shall not be sold by Lender until the earlier to occur of an event of default under such Definitive ML-Nevada Agreements, or the maturity date of the ML-Nevada Transaction. The obligation to pay the Additional Advisory Fee obligations contemplated by this Section 9(b) is and shall be deemed an Obligation under the Credit Agreement, secured by all Loan Documents, including the Security Agreements, the New Personal Guaranty, the Validity Certificate, and the UCC-1's, and failure by the Borrower to timely pay the Additional Advisory Fee shall be an immediate Event of Default hereunder and under the other Loan Documents. The Additional Advisory Fee contemplated by this Section 9(b) has been fully earned by Lender prior to the date hereof, and the Borrower's obligation to pay such Additional Advisory Fee obligations as hereby provided shall be applicable and effective regardless of whether the ML-Nevada Transaction is consummated.

(c) Matters Relating to Escrow Agent.

(i) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Amendment against the Escrow Agent. Escrow Agent agrees to hold the ML-Nevada Escrow Sums (the "**Escrowed Property**") in a non-interest bearing account and to release same only in accordance with the terms and conditions set forth in this Amendment and only upon a written direction from Lender.

(ii) The Escrow Agent may act in reliance upon any writing or instrument (including e-mail) or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any Person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow or given to Escrow Agent under this Agreement, nor as to the identity, authority, or right of any Person executing the same; and its duties hereunder shall be limited to the safekeeping of the

Escrowed Property, and for the disposition of the same in accordance with this Amendment. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

(iii) Escrow Agent shall hold in escrow, pursuant to this Amendment, the Escrowed Property actually delivered and received by Escrow Agent hereunder, and Escrow Agent shall not be obligated to ascertain the existence of (or initiate recovery of) any other property other than property actually received by Escrow Agent. If all or any portion of the Escrowed Property is in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof, nor responsible to enforce collection thereof. Escrow Agent shall not be liable for failure of any financial institution where the Escrowed Property is deposited.

(iv) In the event instructions from Lender, any Credit Parties, or any other Person would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Amendment. The Credit Parties and Lender, jointly and severally, each hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, actions, liabilities, costs and other expenses of any nature or kind, which it may incur or with which it may be threatened, directly or indirectly, including all attorneys' fees and costs of litigation, arising from or in any way connected with this Amendment or which may result from Escrow Agent's following of instructions from Lender in accordance with this Amendment, except those arising as a result of Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall be vested with a lien on all Escrowed Property under the terms of this Amendment, for indemnification, attorneys' fees, court costs and all other costs and expenses arising from any such claims or expenses, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between the Lender and the Credit Parties, or any other Person, as to the correct interpretation of this Amendment, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any proceeding, to hold any property hereunder until and unless said additional expenses, fees and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Credit Parties.

(v) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Lender, the Credit Parties or from any other Person with respect to the Escrowed Property, which, in Escrow Agent's sole opinion, are in conflict with each other or with any provision of this Amendment, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Lender and the Credit Parties and said other Persons, if any, or by a final order or judgment of a court of competent jurisdiction. If any of the parties shall be in disagreement about the interpretation of this Amendment, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, deposit the Escrowed Property with a court having jurisdiction over this Amendment, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Lender and the Credit Parties for all costs, including reasonable attorneys' fees, in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Amendment until a final decision or other settlement in the proceeding is received. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent

shall, at its sole option, either: (i) tender the Escrowed Property in its possession to the registry of the appropriate court; or (ii) disburse the Escrowed Property in its possession in accordance with the court's ultimate disposition of the case, and Lender and the Credit Parties hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

(vi) The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Credit Parties and Lender) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(vii) The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed by the Lender and Credit Parties within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

(viii) Conflict Waiver. The Credit Parties hereby acknowledge that the Escrow Agent is counsel to the Lender in connection with the transactions contemplated and referred herein. The Credit Parties agree that in the event of any dispute arising in connection with this Amendment or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Lender and the Credit Parties will not seek to disqualify such counsel and waives any objection the Credit Parties might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Amendment. The Lender and the Credit Parties acknowledge and agree that nothing in this Amendment shall prohibit Escrow Agent from: (i) serving in a similar capacity on behalf of others; or (ii) acting in the capacity of attorneys for one or more of the parties hereto in connection with any matter.

10. Representations and Warranties. The Credit Parties hereby confirm and affirm that all representations and warranties made by the Credit Parties under the Credit Agreement and all other Loan Documents (specifically including under Section 7 of the Credit Agreement) are true, correct and complete as of the date of the Credit Agreement, and hereby confirms and affirms that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Credit Parties does hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by the Credit Parties, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

11. Affirmation. The Credit Parties hereby affirm all of their Obligations to the Lender under all of the Loan Documents and agree and affirm as follows: (i) that as of the date hereof, the Credit Parties have performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Loan Documents to be performed, satisfied or complied with by the Credit Parties; (ii) that the Credit Parties shall continue to perform each and every covenant, agreement and condition set forth in each of the Loan Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or

Event of Default has occurred or is continuing under the Credit Agreement or any other Loan Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Credit Agreement or any other Loan Documents; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect.

12. Ratification. The Credit Parties hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms; (ii) all Obligations remaining after the Partial Prepayment is made, including the Additional Advisory Fee, shall be and continue to be and remain secured by and under the Loan Documents, including the Security Agreements, the New Personal Guaranty, the Corporate Guaranty Agreement, the Validity Certificate, the UCC-1's, and all other Loan Documents; and (iii) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment or any other Loan Documents.

13. Additional Confirmations. The Credit Parties hereby represent, warrant and covenant as follows: (i) that the Lender's Liens and security interests in all of the "Collateral" (as such term is defined in the Credit Agreement), except for the Deed of Trust which is to be released in accordance with Section 7 above, are and remain valid, perfected, first-priority Liens and security interests in such Collateral, and the Credit Parties have not granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

14. Lender's Conduct. As of the date of this Amendment, the Credit Parties hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

15. Redefined Terms. The term "Loan Documents," as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment, the New Personal Guaranty, and all other documents or instruments executed in connection herewith and therewith.

16. Representations and Warranties of the Credit Parties. The Credit Parties hereby make the following representations and warranties to the Lender:

(a) Authority and Approval of Amendment; Binding Effect. The execution and delivery by the Credit Parties of this Amendment, and all other documents executed and delivered in connection herewith and therewith, and the performance by Credit Parties of all of their Obligations hereunder and thereunder, have been duly and validly authorized and approved by each of the Credit Parties and their respective board of directors pursuant to all applicable laws, and no other corporate action or consent on the part of the Credit Parties, their respective board of directors, stockholders or any other Person, is necessary or required by the Credit Parties to execute this Amendment and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Credit Parties' Obligations hereunder and thereunder. This Amendment and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Credit Parties (and the officer executing this Amendment and all such other documents for each Credit Party, as applicable, is duly authorized to act

and execute same on behalf of such Credit Party) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

17. Individual Guarantor Affirmations. The Individual Guarantors do hereby acknowledge and agree as follows: (i) Individual Guarantors acknowledge having reviewed the terms of this Amendment, and agree to the terms hereof; (ii) that the New Personal Guaranty and the Validity Certificate, and all representations, warranties, covenants, agreements and guaranties made by Individual Guarantors thereunder, as applicable, shall and do hereby apply to all Obligations of the Credit Parties as agreed upon thereunder, and all additional obligations agreed upon under this Amendment; (iii) that this Amendment shall not in any way adversely affect or impair the obligations of the Individual Guarantors to Lender under the New Personal Guaranty or the Validity Certificate; and (iv) the New Personal Guaranty and the Validity Certificate are hereby ratified, confirmed and continued as of the date of this Amendment.

18. Indemnification. Each of the Credit Parties, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, their successors and assigns, and each of them, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature, payable by any of the Lender Indemnitees to any Person, including reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law (collectively, the "**Claims**"), through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Credit Agreement or any other Loan Documents, including the assertion of a claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of the Credit Agreement of any of the other Loan Documents. The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents and repayment of the Obligations.

19. Waiver and Release. Each of the Credit Parties hereby represents and warrants to Lender that none of them have any defenses, setoffs, claims, counterclaims, cross-actions, equities, or any other Claims in favor of the Credit Parties, to or against the enforcement of any of the Loan Documents, and to the extent any of the Credit Parties have any such defenses, setoffs, claims, counterclaims, cross-actions, equities, or other Claims against Lender and/or against the enforceability of any of the Loan Documents, the Credit Parties each acknowledge and agree that same are hereby fully and unconditionally waived by the Credit Parties. In addition to the foregoing full and unconditional waiver, each of the Credit Parties does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all Claims whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, which the Credit Parties ever had, now have, or which any successor or assign of the Credit Parties hereafter can, shall, or may have against any of the Lender Indemnitees or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through and including the date hereof, including, without limitation, any matter, cause, or thing related to the Credit Agreement, this Amendment, the Note, or any other Loan Documents (collectively, the "**Released Claims**"). Without in any manner limiting the generality of the foregoing waiver and release, Credit Parties hereby agree and acknowledge that the Released Claims specifically include: (i) any and all Claims regarding or relating to the enforceability of the Loan Documents as against any of the Credit

Parties; (ii) any and all Claims regarding, relating to, or otherwise challenging the governing law provisions of the Loan Documents; (iii) any and all Claims regarding or relating to the amount of principal, interest, fees or other Obligations due from any of the Credit Parties to the Lender under any of the Loan Documents; (iv) any and all Claims regarding or relating to Lender's conduct or Lender's failure to perform any of Lender's covenants or obligations under any of the Loan Documents; (v) any and all Claims regarding or relating to any delivery or failure to deliver any notices by Lender to Credit Parties; (vi) any and all Claims regarding or relating to any failure by Lender to fund any advances or other amounts under any of the Loan Documents; (vii) any and all Claims regarding or relating to any advisory services (or the lack thereof) provided by Lender to any of the Credit Parties for which any advisory fees may be due and owing and included within the Obligations; and (viii) any and all Claims based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith. The Credit Parties further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Loan Documents, and the Released Claims include all Claims that the Credit Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Amendment. The foregoing waiver and release agreements by the Credit Parties are a material inducement for Lender to enter into this Amendment. In addition, each of the Credit Parties agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Amendment, including the foregoing waiver and release agreements, with and through their own competent counsel, and that each of the Credit Parties have sufficient leverage and economic bargaining power, and have used such leverage and economic bargaining power, to fairly and fully negotiate this Amendment, including the waiver and release agreements herein, in a manner that is acceptable to the Credit Parties. The foregoing waiver and release agreements shall survive the termination of the Credit Agreement or any of the Loan Documents, and repayment of the Obligations.

20. Effect on Amendment and Loan Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

21. No Waiver. This Amendment shall not be deemed or construed in any manner as a waiver by the Lender of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by the Credit Parties under the Credit Agreement, any other Loan Documents, or any of Lender's rights or remedies in connection therewith.

22. Consultation with Counsel. Credit Parties represent that they have fully reviewed this Amendment with their respective attorneys and understand the legal effect of this Amendment, and each of the Credit Parties represents that having understood the legal effects of this Amendment, each of them has freely and voluntarily consented to and authorized this Amendment.

23. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof.

24. Fees and Expenses.

(a) Document Review and Legal Fees. The Borrower agrees to pay to the Lender or its counsel all legal fees and costs incurred by Lender for the preparation, negotiation and execution of this Amendment, and all other documents in connection herewith, including all legal fees incurred by Lender to-date in connection with the proposed ML-Nevada Transaction, which legal fees and costs shall be paid simultaneously with the execution of this Amendment by Credit Parties, unless any such fees shall have been paid prior to the Effective Date.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

CREDIT PARTIES:

THE MINT LEASING NORTH, INC.,
a Texas corporation

By: [signature]
Name: Jerry Parish
Title: President

VJ HOLDING COMPANY, L.L.C., a Texas limited liability company

By: [signature]
Name: Jerry Parish
Title: President

JERRY PARISH, an individual

By: [signature]
Name: Jerry Parish

SUSAN PARISH, an individual

By: [signature]
Name: Susan Parish

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: **TCA Global Credit Fund GP, Ltd.**
Its: **General Partner**

By: ______________________
Robert Press, Director

[Signature Page for First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

CREDIT PARTIES:

THE MINT LEASING NORTH, INC.,
a Texas corporation

By: [signature]
Name: Jerry Parish
Title: President

VJ HOLDING COMPANY, L.L.C., a
Texas limited liability company

By: [signature]
Name: Jerry Parish
Title: President

JERRY PARISH, an individual

By: [signature]
Name: Jerry Parish

SUSAN PARISH, an individual

By: [signature]
Name: Susan Parish

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd.
Its: General Partner

By: [signature]
Robert Press, Director

[Signature Page for First Amendment to Credit Agreement]

GUARANTY AGREEMENT
(Personal)

This GUARANTY AGREEMENT is dated as of February ___, 2016 (as amended, restated or modified from time to time, the "**Guaranty**"), and is made by **JERRY PARISH AND SUSAN PARISH**, husband and wife (each of the foregoing parties hereinafter referred to separately as a "**Guarantor**" and collectively as the "**Guarantors**"), in favor of **TCA GLOBAL CREDIT MASTER FUND, LP**, a limited partnership organized and existing under the laws of the Cayman Islands (the "**Lender**").

WHEREAS, pursuant to a Credit Agreement dated as of December 31, 2014, but made effective as of February 6, 2015 (such Credit Agreement, together with all renewals, extensions, future advances, amendments, modifications, substitutions, or replacements thereof, sometimes collectively referred to as the "**Credit Agreement**) by and between **THE MINT LEASING NORTH, INC.**, a Texas corporation (the "**Borrower**"), certain additional Credit Parties, and the Lender, the Borrower has borrowed funds and obtained financial accommodations from Lender (such financial accommodations hereinafter referred to as the "**Loan**"); and

WHEREAS, in order to induce Lender to make certain changes to the Loan, and with full knowledge that Lender would not make such changes to the Loan without this Guaranty, Guarantors (jointly and severally), have agreed to execute and deliver this Guaranty to Lender, for the benefit of Lender, as security for the Obligations; and

WHEREAS, Guarantors will significantly benefit from the changes to the Credit Agreement requiring this Guaranty;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1. OBLIGATIONS GUARANTEED

Guarantors, jointly and severally, hereby guarantee and become surety to Lender for the full, prompt and unconditional payment of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Borrower under the Credit Agreement and other Loan Documents. This Guaranty is a primary obligation of Guarantors and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Lender may require Guarantors to pay and perform their liabilities and obligations under this Guaranty and may proceed immediately against Guarantors without being required to bring any proceeding or take any action against Borrower or any other Person prior thereto; the liability of Guarantors hereunder being independent of and separate from the liability of Borrower, any other guarantor, any other Person, and the availability of other collateral security for the Loan and the other Loan Documents.

2. DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement, unless the context of this Guaranty requires otherwise.

3. REPRESENTATIONS AND WARRANTIES.

Each Guarantor represents and warrants to Lender as follows:

3.1. Authorization; Powers. Guarantors are married individuals, competent and able to execute, deliver and perform this Guaranty, and comply with its terms.

3.2. Execution of Guaranty. This Guaranty, and each of the other Loan Documents to which any Guarantor is a party, have been duly executed and delivered by each Guarantor. Execution, delivery and performance of this Guaranty and each of the other Loan Documents to which each Guarantor is a party, will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any Governmental Authority, or any provision of any contract or other instrument to which the Guarantor is a party or by which the Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any Lien, claim or other encumbrance of any nature or kind, other than the Liens created by the Loan Documents; and (iii) require any consent from, exemption of, or filing or registration with, any Governmental Authority or any other Person, other than any filings in connection with the Liens created by the Loan Documents.

3.3. Obligations of Guarantors. This Guaranty and all other Loan Documents to which any Guarantor is a party, are the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The Loan made by Lender and the assumption by Guarantors of their obligations hereunder and under any other Loan Documents to which a Guarantor is a party will result in material benefits to the Guarantors. This Guaranty was entered into by Guarantors for commercial purposes.

3.4. Litigation. There is no demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other Proceeding of any nature whatsoever at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Guarantor, threatened, against or affecting any Guarantor or any of their properties, assets or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Obligations; (ii) any Guarantor's financial condition; (iii) any Guarantor's capacity to consummate and perform its obligations under this Guaranty or any other Loan Documents to which any Guarantor is a party; or (iv) that would otherwise result in a Material Adverse Effect.

3.5. No Defaults. No Guarantor is in default beyond the expiration of any applicable grace or cure periods, in the performance, observance or fulfillment of any of the obligations,

covenants or conditions contained herein or in any contract or other instrument to which any Guarantor is a party or by which any Guarantor or any of their properties or assets are bound.

3.6. No Untrue Statements. To the knowledge of each Guarantor, no Loan Documents or other document, certificate or statement furnished to Lender by or on behalf of Borrower or Guarantors contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Each Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as an inducement in providing the Loan.

3.7. Financial Statements.

3.7.1. All financial statements and data that have been or will be given to Lender by Guarantors with respect to Guarantors and their financial condition: (i) are complete and correct in all material respects as of the date given; and (ii) accurately present the Guarantors' financial condition as of the date given.

3.7.2. There has been no material adverse change in the financial condition of Guarantors since the date of the most recent financial statement given to Lender with respect to Guarantors.

4. NO LIMITATION OF LIABILITY

4.1. Each Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantors and, in full recognition of that fact, each Guarantor consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Obligations or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Obligations, any security therefor, or any of the Loan Documents evidencing same, and the Guaranty herein made shall apply to the Obligations and the Loan Documents as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Obligations; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Obligations, or any part thereof, or any of the Loan Documents, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against any Credit Parties or other Persons (including Guarantors) or against any security for the Obligations; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations, or any part thereof; (vi) accept partial payments on the Obligations; (vii) receive and hold additional security or guaranties for the Obligations, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or

discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Obligations, or any part thereof; (x) settle or compromise any Obligation, whether in a Proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Lender deems appropriate), and subordinate the payment of any of the Obligations, whether or not due, to the payment of liabilities owing to creditors of any Credit Parties other than Lender and Guarantors; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of any Credit Parties or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantors or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Obligations and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, any Credit Parties or any other Person (including Guarantors) in respect of the Obligations.

4.2. The invalidity, irregularity or unenforceability of all or any part of the Obligations or any Loan Documents, or the impairment or loss of any security therefor, whether caused by any action or inaction of Lender, or otherwise, shall not affect, impair or be a defense to any of the Guarantors' obligations under this Guaranty.

4.3. Upon the occurrence of any Event of Default, Lender may enforce this Guaranty independently of any other remedy, guaranty or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of any Credit Parties, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Each Guarantor expressly waives any right to require Lender to marshal assets in favor of any Credit Parties or any other Person, or to proceed against any Credit Parties or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Lender may proceed against any obligor (including each Guarantor) and/or the Collateral in such order as Lender shall determine in its sole and absolute discretion. Lender may file a separate action or actions against any Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Guarantor agrees that Lender and any Credit Parties may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

4.4. Each Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which each Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of any Credit Parties, or any other guarantor for the Obligations, with respect to the Obligations; (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of any Credit Parties, or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations (other than contingent indemnification obligations)); (iv) any failure of Lender to marshal assets in

favor of any Credit Parties or any other Person; (v) any failure of Lender to give notice of sale or other disposition of Collateral to any Credit Parties or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral; (vi) any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Obligations, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligations; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Credit Parties or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (ix) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of Collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Lender for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Lender that is authorized by this Section or any other provision of any Loan Documents. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

4.5. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until such date (the "**Termination Date**") as all Obligations owing by the Credit Parties to Lender shall have been indefeasibly paid in full and for cash and all obligations of Borrower with respect to any of the Obligations shall have terminated or expired (other than contingent indemnification obligations).

5. LIMITATION ON SUBROGATION

Until the Termination Date, each Guarantor waives any present or future right to which Guarantors are or may become entitled to be subrogated to Lender's rights against any Credit Parties or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Lender against any Credit Parties or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to any Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the

Obligations have not been paid in full, the Guarantors shall hold such funds or property in trust for Lender and shall forthwith pay over to Lender such funds and/or property to be applied by Lender to the Obligations.

6. COVENANTS

6.1. Financial Statements; Compliance Certificate. No later than ten (10) days after written request therefore from Lender, each Guarantor shall deliver to Lender: (a) financial statements disclosing all of Guarantor's assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and in form acceptable to Lender, signed by the Guarantor, and certified by the Guarantor to Lender to be true, correct and complete in all material respects; (b) complete copies of federal tax returns, including all schedules, each of which shall be signed and certified by each Guarantor to be true and complete copies of such returns; and (c) such other information respecting the Guarantor as Lender may from time to time reasonably request.

6.2. Subordination of Other Debts. Each Guarantor hereby: (a) subordinates the obligations now or hereafter owed by any Credit Parties to the Guarantors ("**Subordinated Debt**") to any and all Obligations of the Credit Parties to Lender now or hereafter existing while this Guaranty is in effect, and hereby agree that the Guarantors will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to the Guarantors, through error or otherwise, shall immediately be forwarded to Lender by the Guarantors, properly endorsed to the order of Lender, to apply to the Obligations.

6.3. No Material Changes. Until the Termination Date, Guarantors shall not: (i) transfer, assign, convey, hypothecate, pledge or otherwise transfer or encumber any material portion of their assets, whether or not disclosed by Guarantors to Lender in the financial statements of Guarantors provided to Lender and accepted by Lender prior to the execution hereof; (ii) incur or become liable for, whether directly or indirectly, any material liabilities or obligations not already disclosed by Guarantors to Lender in the financial statements of Guarantors provided to Lender and accepted by Lender prior to the execution hereof, including any contingent liabilities; and (iii) enter into any transaction or become bound by any agreement or obligation that could have a material adverse effect on the financial condition of the Guarantors.

7. EVENTS OF DEFAULT

Each of the following shall constitute a default (each, an "**Event of Default**") hereunder:

7.1. The occurrence of any "Event of Default" (as defined in the Credit Agreement) under the Credit Agreement or any other Loan Documents, whether by Borrower, Guarantors or any other Credit Parties;

7.2. A breach by any Guarantor of any term, covenant, condition, obligation or agreement under this Guaranty; and

7.3. Any representation or warranty made by any Guarantor in this Guaranty shall prove to be false, incorrect or misleading in any material respect as of the date when made.

8. REMEDIES.

8.1. Upon the occurrence of an Event of Default, all liabilities and obligations of each Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Lender may:

8.1.1. Enforce the obligations of Guarantors under this Guaranty.

8.1.2. To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Obligations any sum owed by Lender in any capacity to Guarantors whether due or not.

8.1.3. Perform any covenant or agreement of Guarantors in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Lender may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys' fees and costs, incurred by Lender in connection with the foregoing shall be included in the Obligations guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Lender shall not be deemed to be a waiver or release of Guarantors hereunder and shall be without prejudice to any other right or remedy of Lender.

8.2. Settlement of any claim by Lender against any Credit Parties, whether in any Proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by such Credit Parties or any other obligated Person and legally retained by Lender in connection with the settlement (unless otherwise provided for herein).

9. MISCELLANEOUS.

9.1. Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about any Guarantor to any Governmental Authority having jurisdiction over Lender or to any present, future or prospective participant or successor in interest in the Loan. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about any Guarantor.

9.2. Remedies Cumulative. The rights and remedies of Lender, as provided herein and in any other Loan Documents, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to exercise any such right or remedy shall in no event be

construed as a waiver or release thereof. Lender shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

9.3. Integration. This Guaranty and the other Loan Documents constitute the sole agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

9.4. Attorneys' Fees and Expenses. If Lender retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Lender's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Lender shall forthwith, on demand, become due and payable and shall be guaranteed hereby.

9.5. No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.6. Waiver. Except as otherwise provided herein or in any of the Loan Documents, each Guarantor waives notice of acceptance of this Guaranty and notice of the Obligations and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which the Guarantor might otherwise be entitled or which might be required by law to be given by Lender. Each Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Lender against it. Each Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Lender any defenses, set-offs, counterclaims, or claims that the Guarantor may have at any time against Borrower or any other party liable to Lender.

9.7. No Third Party Beneficiary. Except as otherwise provided herein, Guarantors and Lender do not intend the benefits of this Guaranty to inure to any third party and no third party (including any Credit Parties) shall have any status, right or entitlement under this Guaranty.

9.8. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.9. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by any Guarantor without the prior written

consent of Lender, and any such assignment or attempted assignment by the Guarantor shall be void and of no effect with respect to the Lender.

9.10. Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.11. Sales or Participations. Lender may from time to time sell or assign the Loan, in whole or in part, or grant participations in the Loan and/or the obligations evidenced thereby without the consent of any Credit Parties or Guarantors (other than as provided in the Credit Agreement). The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender (to the extent of such holder's interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Guarantors (to the extent of such holder's interest or participation), in each case as fully as though Guarantors were directly indebted to such holder. Lender may in its discretion give notice to Guarantors of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender's or such holder's rights hereunder.

9.12. MANDATORY FORUM SELECTION. TO INDUCE LENDER TO MAKE THE LOAN, GUARANTORS IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENTS, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA; PROVIDED, HOWEVER, LENDER MAY, AT LENDER'S SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A "MANDATORY" FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. GUARANTORS HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY (OR TO ANY OTHER JURISDICTION OR VENUE, IF LENDER SO ELECTS), AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. GUARANTORS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTORS, AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

9.13. Notices. All notices, requests and demands to or upon Lender or Guarantors, to be effective, shall be delivered in the manner and addressed at the applicable address set forth in the Credit Agreement. Each of the Guarantors agrees and acknowledges that notice to each of them

may be sent and delivered to the Borrower, as required under the Credit Agreement, and such notice to the Borrower shall be deemed valid and effective notice to Guarantors hereunder.

9.14. Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 9.12 hereof, this Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Nevada without reference to conflict of laws principles.

9.15. Joint and Several Liability. The word "Guarantor" or "Guarantors" shall mean all of the undersigned Persons, if more than one, and their liability shall be joint and several. The liability of Guarantors shall also be joint and several with the liability of any other guarantor or obligor of the Obligations, under any other guaranty or other Loan Documents.

9.16. Continuing Enforcement. If, after receipt of any payment of all or any part of the Obligations, Lender is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantors shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Obligations, the cancellation or conversion of the Loan, this Guaranty or any other Loan Document, the release of any security interest, lien or encumbrance securing the Obligations or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

9.17. WAIVER OF JURY TRIAL. GUARANTORS AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR GUARANTORS ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, LENDER AND GUARANTORS WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTORS ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT HAVE MADE THIS LOAN IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

9.18. Increase in Obligations. This Guaranty shall secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Loan Documents, and all of the Obligations, as so increased from time to time, shall be and are guaranteed hereby.

[Signature page follows]

IN WITNESS WHEREOF, Guarantors, intending to be legally bound, have duly executed and delivered this Guaranty Agreement as of the day and year first above written.

JERRY PARISH

SUSAN PARISH

STATE OF Texas)
SS.
COUNTY OF Harris)

The foregoing instrument was acknowledged before me this 3 day of March 2016 by Jerry and Susan Parish, who are personally known to me or have produced drivers license as identification.

My Commission Expires: August 22, 2016

FRANCES MARIE MARTINEZ
Notary Public, State of Texas
My Commission Expires
August 22, 2016

Notary Public

Francis Martinez
Name of Notary typed or printed